THE VAN DE KAMP GROUP, LLC
                          100 Seaview Avenue, Suite 4B
                                Norwalk, CT 06855
                                 (203) 857-4887

November 3, 2005

Mr. Bruce Haglund
Chairman & CEO
Dermisonics, Inc.
Four Tower Bridge
200 Bar-Harbor Drive
West Conshohocken, PA 19428

Dear Mr. Haglund:

This letter shall serve as an agreement between Dermisonics, Inc. (the Client) and The Van De Kamp Group, LLC (the Group) governing the provision of consulting services relative to the preparation of all documents required by Dermisonics in support of the investor relations programs being run on behalf of Dermisonics by Trilogy Capital Partners and Malves Financial S.A. in conjunction with the offering by Dermisonics of certain securities in reliance upon the exemption to the registration requirements of the Securities Act of 1933 provided by Regulation S as promulgated hereunder (the "Offering")

The Group will prepare and submit to Dermisonics all documents requested by Dermisonics in support of the Offering and, in addition, provide the following support services throughout the term of this Consulting Agreement:

- BUSINESS STRATEGY - An assessment of the business opportunities inherent in the medical and cosmetic applications of the "U-Strip Drug Delivery System", the "U-Wand Cosmetic Device" and the "A-Wand Antiseptic Applicator", the Client's proprietary, ultrasonically assisted transdermal delivery technologies, and the strategies designed to exploit them;
- PRODUCT STRATEGY - A detailed discussion of "The U-Strip Drug Delivery System", its benefits, competitive advantages and future products/services planned if any;
- MARKET ANALYSIS - An overview of the non-invasive drug delivery device market and its cosmetic extensions, their size, growth, major trends, key segments, customer profiles, prospective Company's Strengths & Weaknesses, Opportunities, and Competitive Landscape;
- MARKETING PLAN - Marketing, Branding, Advertising, Promotion, Public Relations and Sales Objectives and Strategies plus Development Timetable; and
- Such other documents as may be required by the Client in support of the Offering.

Upon completion of any first draft and its approval by the Client, the Group will be responsible for all-final revisions and editing.


Fax: (203) 866-1337   E-mail: tedvdk@attglobal.net   URL: www.vandekampgroup.com
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The Client shall provide to the Group data and information in verbal and written form as required and appropriate, to enable the Group to successfully complete its assignment.

The Client shall compensate the Group for preparation and finalization of all documents requested by the Client in support of the Offering throughout the term of this consulting agreement by the issuance and delivery of 20,000 common shares in the capital stock of the Client (the "Shares") provided, however, that the Shares be registered on a Form S-8 by the Client as soon after the execution of this consulting agreement as is practically possible.

The Client further agrees to pay for all pre-approved outside expenses, relevant to the Group's project work such as, but not limited to, market research, travel and other out-of-pocket expenses incurred by the Group resulting from this Agreement.

The Group is an independent consultant. Nothing contained in this Agreement shall be deemed or interpreted to constitute the Group as a partner, agent or employee of the Client, nor shall either party have any authority to bind the other. It is agreed between the parties that there are no other Agreements or understandings between them relating to the subject matter of this Agreement. Otherwise, this Agreement supersedes all prior Agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the Agreement between the parties. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties.

The Van De Kamp Group, LLC shall not be responsible for any claims or content in the business plan relating to any information that has been furnished by the Client. Further, the Client agrees to indemnify the Group against any and all losses, claims damages, liabilities or expenses (including legal fees) relating thereto.

If the terms of this agreement meet with your acceptance, please indicate same by signing below in the space provided and return one signed original copy of this Agreement.

Very truly yours,

/s/ Theodore J. van de Kamp
Theodore J. van de Kamp
Chairman & CEO

Accepted and agreed to upon this _____day of November 2005.


By:
     --------------------------------
     Mr. Bruce Haglund
     Chairman & CEO


Fax: (203) 866-1337   E-mail: tedvdk@attglobal.net   URL: www.vandekampgroup.com
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